UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 12, 2015

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive	110 E. 59th Street, Suite 2100
Mississauga, Ontario, Canada L5K 1B1	New York, New York, USA 10022
(905) 403-6500	(212) 821-0100

(Address of principal executive offices, zip code, telephone numbers)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 12, 2015, IMAX China Holding, Inc. (“IMAX China”), a Cayman Islands company, announced that the underwriters of its previously announced offering of 62,000,000 shares have exercised in full the underwriters’ option to purchase an additional 9,300,000 shares from the selling shareholders. IMAX Corporation, through a wholly owned subsidiary, is expected to receive total net proceeds of HK$804.0 million (US$103.7 million) since the overallotment option has been exercised in full, after deducting commissions and other expenses.

Trading of IMAX China shares commenced on the Main Board of the Hong Kong Stock Exchange Limited on October 8, 2015.

The securities referred to herein have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date:	October 12, 2015	By:	/s/ Richard L. Gelfond
		Name:	Richard L. Gelfond
		Title:	Chief Executive Officer